Translated from the Hebrew


                                                                     Exhibit 4.7



                          ARTICLES OF ASSOCIATION



                                     of



                   TEVA PHARMACEUTICAL INDUSTRIES LIMITED



                          A Limited Share Company






                                                       Updated on April 22, 2002



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                           Translated from the Hebrew


                                TABLE OF CONTENTS
                                -----------------


A.   INTRODUCTION..............................................................4

Interpretation.................................................................4

Objectives and Purpose of the Company..........................................5

Limitation of Liability........................................................5

B.   CAPITAL OF THE COMPANY

Capital Structure..............................................................6

Share Certificates.............................................................7

Transfer and Endorsement of Shares.............................................8

Bearer Share Warrants.........................................................10

Increase and Issue of the Registered Capital..................................11

Change of the Registered Capital..............................................12

C.   GENERAL MEETINGS.........................................................12

Deliberations at General Meetings.............................................13

Votes by the Shareholders.....................................................15

D.   THE BOARD OF DIRECTORS...................................................17

Appointment and Retirement from Office........................................18

Remuneration of Directors.....................................................21

Powers and Duties of the Board of Directors...................................22

Operations of the Board of Directors..........................................22

Committees of the Board of Directors..........................................24

Audit Committee...............................................................25

Signature and Minutes.........................................................25

Director-Emeritus.............................................................26

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                           Translated from the Hebrew


E.   CEO......................................................................27

F.   DIVIDEND, RESERVE FUND AND CAPITALIZATION................................28

Dividend......................................................................28

Reserve Fund..................................................................29

Capitalization................................................................29

G.   AUDITING AND NOTICES.....................................................31

Auditing and Internal Auditor.................................................31

Notices.......................................................................32

H.   EXEMPTION, INSURANCE AND INDEMNIFICATION OF OFFICERS.....................33

I.   MISCELLANEOUS............................................................34

Amendment of the Articles of Association......................................34

Special Purchase Offer........................................................34

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                           Translated from the Hebrew


                                 A. INTRODUCTION
                                    ------------

Interpretation
--------------


1. In these Articles of Association, the words which appear in the first column in the table set forth below shall be interpreted in accordance with the interpretation which is given to them on the same line in the second column thereof. This shall apply as long as the text or context of the matter does not include any statement which contradicts said meaning or which is not consistent therewith.

     Words                              Interpretations
     -----                              ---------------

     "the Company"                      Teva Pharmaceutical Industries Ltd.

     "the Law"                          The Companies Law, Hatashna't -1999, and
                                        any other law which shall replace or
                                        amend it and which shall apply to the
                                        Company and which shall be in force at
                                        the time in question.

     "these Articles"                   The Articles of Association of the
                                        Company, as they are set forth in this
                                        document or as they shall be in force
                                        from time to time.

     "the Directors"                    The Directors, or, in the case of fewer
                                        than two, the Director of the Company at the time in question.

     "the Board of Directors"           The Board of Directors established
                                        pursuant to these Articles of
                                        Association.

     "the Registered Office"            The registered office of the Company at
                                        any time.

     "the Register"                     The register of the shareholders in the
                                        Company, which must be maintained
                                        pursuant to the provisions of the Law.

     "Month"                            A Gregorian calendar month.

     "Year"                             A Gregorian calendar year.

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     "CEO"                              A General Manager pursuant to the
                                        provisions of the Law.

     "the Accountant"                   An Auditing Accountant pursuant to the
                                        provisions of the Law.

     "Officer"                          As per its definition in the Law.

     The Hebrew version of these Articles shall be the sole binding version.

     Writing shall be deemed to include printing and lithography and any other means of setting down words in a visible form. Words which are in the singular form shall be deemed to include the plural form, and vice versa. Words which are in the masculine gender shall be deemed to include the feminine gender, and vice versa. Words which apply to individual persons shall be deemed to include incorporated entities, unless specified otherwise.

     With the exception of that set forth above, the words and expressions in these Articles shall have the same meaning as that given to them in the Law, unless they conflict with the content or the subject of that set forth in writing.


Objectives and Purpose of the Company
-------------------------------------

2.   The purpose of the Company is to engage in any lawful endeavor.

3. The Company's center of management shall be in Israel, unless the Board of Directors shall otherwise resolve, with a majority of three-quarters of the participating votes.

4. The Company is entitled to contribute a reasonable amount to a worthy cause, even if the contribution does not fall within the framework of its business objectives.


Limitation of Liability
-----------------------

5. The liability of the shareholders is limited to redemption of the par value of their shares.

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                           Translated from the Hebrew


                            B. CAPITAL OF THE COMPANY
                               ----------------------


Capital Structure
-----------------

6. The registered share capital of the Company is in the amount of NIS 50,000,000 (fifty million New Israeli Shekels), composed of 500,000,000 shares at a par value of 0.1 NIS per share, divided as follows:

     499,575,693       ordinary shares at a par value of 0.1 NIS per share;

     424,247           Class "A" ordinary shares at a par value of 0.1
                       NIS per share;

     60                deferred shares at a par value of 0.1 NIS per share.

7. (a) The ordinary shares at a par value of 0.1 NIS per share and the Class "A" ordinary shares at a par value of 0.1 NIS per share shall confer upon the holders thereof equal rights with regard to the receipt of dividends, the receipt of bonus shares and the distribution of Company property during liquidation.

     (b) In addition, the ordinary shares at a par value of 0.1 NIS per share shall confer upon the holders thereof equal rights with regard to voting and the right to appoint directors, including pursuant to the provisions of Articles 59 and 60 below. The Class "A" ordinary shares at a par value of 0.1 NIS per share shall not confer upon the holders thereof any rights whatsoever with regard to voting and the right to appoint directors.

8. The deferred shares at a par value of 0.1 NIS per share shall not confer upon the holders thereof any rights, except for the right to be reimbursed in the amount of the par value thereof upon liquidation.

9. Should the share capital, at any time whatsoever, be divided into different types of shares, it shall be permissible to change the rights of any such type (unless otherwise set forth in the terms of issue of the shares of that type) after having obtained the consent, in writing, of all of the shareholders of the shares that have been issued of that type, or following the adoption of a resolution, by a majority of three-quarters of the participating votes, at a meeting of the shareholders of that type. The provisions of these Articles with regard to General Meetings shall also apply, mutatis mutandis, with regard to such a meeting.

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                           Translated from the Hebrew


10. The Company is entitled, subject to the provisions of the Law, to issue redeemable preferred shares or redeemable securities, pursuant to the terms and in the manner which shall be set forth by the Company at a General Meeting, and to redeem said shares or securities. The Company shall be entitled to decide upon the establishment of a fund or funds for the purpose of redemption of redeemable preferred shares or of other redeemable securities, in whole or in part, and to decide upon the amounts which shall be allocated to said fund or funds and the sources from which said amounts shall be allocated.

11. The shares shall be under the supervision of the Board of Directors, which shall be entitled, subject to the provisions of the Law, to issue them, to grant option rights for the purchase thereof, or to confer them in any manner to such persons, subject to such reservations and at such times as the Board of Directors shall see fit - provided, however, that no share whatsoever shall be issued at less than its par value, other than pursuant to the provisions of the Law.

12. The Company is entitled, at any time, to pay a commission to any person who shall underwrite, or shall agree to underwrite (whether absolutely or conditionally), shares or bonds of the Company, or who shall obtain the commitment of an underwriter, or shall agree to obtain the commitment of an underwriter (whether absolutely or conditionally), with regard to shares or bonds of the Company.

     However, should the commission with regard to the shares be paid, or be payable, out of capital, the legal conditions and requirements concerning such payment shall be preserved and upheld. The commission may be paid in cash, in shares or in bonds of the Company, or by way of any two or of all three of said means.

13. Unless otherwise stipulated in these Articles, the Company shall be entitled to consider the registered holder of any share to be the absolute holder of said share, and accordingly, shall not be obligated to recognize any claim in equity or any claim on any other basis which may be filed by any other person with regard to such a share or with regard to any benefit related to such a share, unless it shall have been instructed to do so by a competent court of law or shall be required to do so by virtue of the provisions of the Law or by virtue of the provisions of any other law.



Share Certificates
------------------

14. The share certificates shall be issued by the Company and shall bear the properly affixed signature of two Directors, or of one Director and the Secretary of the Company. Each shareholder shall be entitled to receive, free of charge, one certificate with respect to the shares which are registered in his or her name, or,

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                           Translated from the Hebrew


     with the approval of the Board of Directors (against payment of a price which shall be determined by the Board of Directors from time to time), a number of certificates, each of which shall be issued with respect to one or more of the shares which are held by him or her; The Company shall issue the certificates with respect to fully paid-up shares within one month of the date of the issue thereof, or within one month of the date of receipt of the total consideration with respect thereto, or within one month of the date on which the Company shall have been provided, pursuant to the provisions of the Law and of these Articles, with the certificate of transfer of the fully paid-up shares with respect to which the share certificate is requested. Each share certificate shall designate the numbers of the shares with respect to which it was issued and the amount which was paid for said shares.

15. Should any share certificate become mutilated or defaced, then, following the submission of said certificate to the Secretary of the Company, the Board of Directors or the Secretary of the Company shall be entitled to instruct that said certificate shall be canceled and a new certificate shall be issued in its stead; Should a share certificate become lost or destroyed, then, following the submission of evidence to the satisfaction of the Board of Directors or the Secretary of the Company, and following the submission of such guarantee of indemnification and compensation for damages as the Board of Directors or the Secretary of the Company shall see fit to require, another certificate shall be delivered in its stead to the person who is entitled to the certificate which became lost or destroyed, against such payment as shall be determined by the Board of Directors or the Secretary of the Company from time to time.

16. A share certificate which is registered in the names of two or more persons shall be delivered to that person whose name is listed first in the Register.


Transfer and Endorsement of Shares
----------------------------------

17. The Company shall maintain Registers according to the Law, and in addition, it is entitled to maintain additional registers of shareholders outside Israel (hereinafter: "Additional Register").

18. No transfer of any share shall be registered unless a certificate of transfer shall have been submitted to the Company, in the usual form or in a form which shall be set forth by the Board of Directors or the Secretary of the Company from time to time. Shares of more than one type shall not be included in the same certificate of transfer. A certificate of transfer of any share shall be signed by the transferor and the transferee, or by persons on their behalf. The Board of Directors or the Secretary of the Company, at their sole discretion, is entitled to decide that, in cases of transfer of fully paid-up shares, the certificate of transfer shall be signed by or on

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                           Translated from the Hebrew


     behalf of the transferor alone. In addition, the Board of Directors or the Secretary of the Company, at their sole discretion, are entitled to decide that there shall be no need for the signature of a witness in order to validate the signatures which appear on the certificate of transfer.

     The transferor shall be deemed to be the holder of a transferred share until the name of the transferee shall have been registered in the Register with regard to said share. With regard to shares which are registered in an Additional Register, a certificate of transfer may be drawn up in the form, and may be signed in the manner, which shall be permitted or customary, according to law or prevailing procedure, in the country in which the Additional Register is maintained.

19. Each certificate of transfer shall be handed in for registration at the Registered Office, or the office where an Additional Register of the Company is maintained (whichever is relevant), or in any other place, as the Board of Directors or the Secretary of the Company shall set forth from time to time. The share certificates with respect to the transferred shares, and any other evidence which the Board of Directors or the Secretary of the Company shall require, in order to prove the transferor's right of ownership or his or her right to transfer the shares, shall be attached to said certificate of transfer.

20. The Board of Directors is entitled to refuse to register or to confirm the transfer of shares, until the shares whose transfer is desired or any thereof shall have been fully paid up. The fact of whether or not the refusal applies to a transferee who is the holder of a share in the Company shall have no relevance.

21. The executors of the will or of the estate of an individual shareholder who has died - or, in cases where there are no executors of a will or of the estate, the persons who have been declared by a competent court of law to hold a right of benefit, in the capacity of the heirs of said individual shareholder who has died - shall be the only persons who shall be recognized by the Company as the holders of a right in any share which is registered in the name of the deceased individual. Should a share be registered in the names of two or more shareholders, the Company shall recognize only the surviving partner or the surviving partners, or the executors of the will or of the estate of the last partner to have died, as the holders of a right in said share, and, should there be no executor of a will or of the estate (of the last deceased partner), the Company shall recognize, as the holders of a right in said share, only the persons who have been declared by a competent court of law to hold a right of benefit, in the capacity of the heirs of the last deceased partner.

22. Any person or entity that has become entitled to a share as the result of the demise or bankruptcy of a shareholder shall be entitled - after having provided such evidence as the Board of Directors or the Secretary of the Company shall require of

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                           Translated from the Hebrew


     that person or entity from time to time - to be registered as a shareholder with respect to said share, or, instead of being personally registered as a shareholder, to perform any transfer which the deceased or bankrupt shareholder could have performed. However, in any such case, the Board of Directors shall be entitled to refuse or to delay registration, as it would have been entitled to do in the case of transfer of the share by the deceased shareholder prior to his or her death, or by the bankrupt shareholder prior to the occurrence of the bankruptcy.

23. Any person or entity that has become entitled to a share as the result of the demise or bankruptcy of a shareholder shall also be entitled to the same dividends and other rights to which said person or entity would have been entitled, had said person or entity been the registered holder of said share. However, prior to being registered as a shareholder, said person or entity shall not be entitled, with respect to said share, to benefit from any right which is granted to shareholders with regard to General Meetings of shareholders in the Company.

Bearer Share Warrants
---------------------

24. The provisions of the sections that appear in this chapter, hereinafter, shall apply solely and exclusively with regard to bearer share warrants which were issued prior to the year 2001.

25. A bearer share warrant shall entitle the holder thereof to the shares which are registered therein. These shares shall be transferable by way of delivery of the actual share warrant. The provisions of these Articles of Association with regard to the transfer and endorsement of shares shall not apply to shares which are included in these share warrants. The holder of a bearer share warrant who shall return the share warrant to the Company for the purpose of its cancellation, and who shall pay the amount which shall be determined by the Board of Directors for this purpose from time to time, shall be entitled to have his or her name registered in the Register as the holder of the shares which had been included in the share warrant which was returned, in accordance with that which has been set forth, above.

26. The holder of a bearer share warrant is entitled to deposit the share warrant in the Registered Office during its business hours, and, as of two business days from the date of deposit and thereafter, as long as said share warrant remains deposited as stated above, the depositor shall be entitled to receive notices from the Company, in the manner in which such notices are given to the holders of registered shares, to sign a demand for the convocation of a General Meeting of the Company, to participate in any General Meeting of the Company, to vote therein, and to exercise the remaining rights which are granted to any shareholder at any General Meeting which is convened, as if his or her name were registered in the Register as the owner of the shares which are included in the deposited share warrant, provided

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                           Translated from the Hebrew


     that the shares are of a type which confers such rights upon the registered holder thereof. Only one person shall be recognized as the depositor of any specific share warrant.

27. With the exception of those cases which have been explicitly set forth within the framework of these Articles of Association, no person, by virtue of his or her being the holder of a bearer share warrant, shall be entitled to sign a demand for a convocation of a General Meeting of the Company, and no such person shall be able to appear at a General Meeting or to vote therein, or to make use of any other rights pertaining to a shareholder at the General Meetings of the Company. However, the holder of a bearer share warrant shall be entitled, from all other aspects, to all of the rights as if his or her name were registered in the Register as the owner of the shares which are recorded in the share warrant.

28. The Board of Directors shall be entitled, should it see fit to do so, to establish, from time to time, rules and conditions pursuant to which the holder of a bearer share warrant which became mutilated, lost or defaced shall be registered in the Register as the owner of the shares which had been included in the share warrant which became mutilated, lost or defaced.


Increase and Issue of the Registered Capital
--------------------------------------------

29. (a) The Company shall be entitled, from time to time, pursuant to a resolution to be passed by the General Meeting of shareholders, to increase the share capital of the Company, by means of such type and in such amount, which shall be divided into shares of such par value, as shall be determined in the resolution as stated above.

     (b) Without derogating from any special rights or privileges which are granted to any existing shares in the share capital of the Company, the new shares shall be issued pursuant to such terms, subject to such reservations, and in accordance with such advantages and rights as shall apply to those shares, all as set forth in the resolution concerning the issue thereof. The Company shall be entitled to issue shares with preferred rights, deferred rights or limiting rights with regard to dividends, the return of capital, or participation in surplus assets or otherwise- with special rights or without special rights, including with or without voting rights.

30. The Company shall not be obligated to offer any new shares whatsoever to the holders of existing shares of any type and kind.

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                           Translated from the Hebrew


31. Unless otherwise set forth in the terms of issue of the shares, or in the provisions of these Articles, any capital which shall be obtained by means of the creation of new shares shall be deemed to constitute part of the original share capital, and shall be subject to the provisions of these Articles in all matters concerning calls for payment and installments in connection therewith, transfer, endorsement, forfeiture, encumbrance and the like.


Change in the Registered Capital
--------------------------------

32. The Company shall be entitled, from time to time, pursuant to a resolution to be passed by the General Meeting of shareholders:

     (a) To consolidate its share capital or any part thereof, and to divide it into shares of par value per share which is higher than that of its existing shares; or

     (b) To subdivide its existing shares, in whole or in part, into shares of par value per share which is lower than that of its existing shares, subject to that set forth in the provisions of the Law; or

     (c) To cancel shares with respect to which, as at the date of said resolution, no obligation - including a contingent obligation - on the part of the Company to issue such shares exists, and to reduce the share capital by the amount of the shares canceled as set forth above; or

     (d) To reduce the share capital of the Company and any capital fund, by any means which it shall see fit, subject to all of the conditions and approvals which shall be required by any law.


                               C. GENERAL MEETINGS
                                  ----------------

33.  The Company shall hold two types of General Meetings of its shareholders:
     "Annual Meetings" and "Special Meetings": An Annual Meeting shall be convened once a year, on a date which shall be set by the Chair of the Board of Directors or by the Secretary of the Company, but no later than 15 months after the last Annual Meeting, and in a place which shall be determined by the Chair of the Board of Directors or by the Secretary of the Company; All of the other General Meetings of the Company shall be referred to as "Special Meetings". All of the General Meetings of the Company shall be convened in Israel, unless the Company's center of management shall have been transferred to another country in accordance with the provisions of these Articles.

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                           Translated from the Hebrew


34. Whenever the Board of Directors shall see fit, it shall be entitled to convene a Special Meeting according to its resolution. In addition, the Board of Directors shall convene such a meeting upon the demand of two Directors or one-quarter of the Directors serving in office, and upon the demand of one or more shareholders holding not less than five percent of the issued capital and one percent of the voting rights in the Company, or one or more shareholders holding at least five percent of the voting rights in the Company; and, should the Board of Directors fail to do so, the demanding director(s) or shareholder(s) shall be entitled to convene the meeting himself/themselves, pursuant to the provisions of the Law.

35. Notice, at least 30 days in advance, shall be published pursuant to the Law and shall be delivered to each shareholder who is registered in the Register or in the Additional Registers, with regard to each General Meeting. The notice shall set forth the agenda and the proposed resolutions; should a vote in writing be scheduled, the arrangements with regard to the vote in writing shall be stated.

36. Failure to send notice to any shareholder or failure of any shareholder to receive notice, due to an error or as a result of a mishap beyond the control of the Company, shall not adversely affect the validity of any resolution which shall have been adopted by the General Meeting in question.


Deliberations at General Meetings
---------------------------------

37. The function of the Annual Meeting shall be in accordance with that set forth in the Law, and also to receive the Statement of Profit and Loss, the Balance Sheet, the usual reports of the Board of Directors and the Accountant, and to deliberate upon said reports, to appoint Directors pursuant to the provisions of these Articles, to appoint the Accountant, to set the salary of the Directors and the Accountant, and to deal with any other matter which should be dealt with at an Annual Meeting pursuant to these Articles. Any other matter which is discussed at an Annual Meeting, and any matter which is discussed at a Special Meeting, shall be deemed a special matter.

38. Two shareholders who are present at a General Meeting, in person or by proxy or represented by their Authorized Persons, and who jointly hold twenty-five percent or more of the paid-up share capital of the Company, shall constitute a legal quorum. No matter shall be discussed at any General Meeting unless a legal quorum is present at said meeting at the time of commencement of the deliberations.

39. Should no legal quorum be present half an hour after the time set for the General Meeting - whether said meeting is an Annual Meeting or a Special Meeting - the

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                           Translated from the Hebrew


     meeting shall be adjourned to one week from that day, at the same time and at the same place, or at another date, time and place as shall be set forth by the Board of Directors in a notice to all of those persons who are entitled to receive notice of General Meetings. Should no legal quorum be present at the adjourned meeting as well, half an hour after the time set for said meeting, any two shareholders present, in person or by proxy, who jointly hold twenty percent or more of the paid-up share capital of the Company shall constitute a legal quorum and shall be entitled to deliberate all of the matters for the purpose of which the meeting was convened.

40. The Chair of the Board of Directors, or, in his or her absence, the Vice-Chair of the Board of Directors, or, in his or her absence, any other person who has been appointed for that purpose by the Board of Directors, shall serve as Chair at any General Meeting. Should there be no Chair as stated above, or should he or she not have arrived at the meeting thirty minutes after the time set for said meeting, or should he or she not desire to serve as Chair of the meeting, the shareholders present shall elect another person from among themselves, and that person shall be the Chair.

41. The Chair shall be entitled, with the consent of a General Meeting which is attended by a legal quorum, to adjourn the meeting from time to time and from place to place. However, in the course of the adjourned meeting as stated above, there shall be no deliberation on other matters than those which could have been discussed at the meeting in the course of which it was decided to adjourn. No shareholder shall be entitled to receive any notice with regard to the adjournment or with regard to the matters which are on the agenda of the adjourned meeting.

42. At any General Meeting, resolutions shall be voted upon and adopted by a show of hands, unless a vote by ballot is demanded - whether before or after the announcement of the results of the voting by a show of hands - by the Chair (if he or she is eligible to vote) or by at least two shareholders who are present, or by one or more shareholders who are present, in person or by proxy, and who hold at least five percent of the paid-up share capital of the Company. Unless a vote by ballot has been demanded as stated above, the announcement by the Chair that the resolution has been adopted, or has been adopted unanimously or by a certain majority, or has been rejected, or has not been adopted by a certain majority, and a comment registered to that effect in the minutes kept by the Company, shall constitute prima facie evidence thereof, and there shall be no need to prove the number of votes or the relative quota of votes in favor or against said resolution.

43. Without derogating from that set forth above, resolutions of the General Meeting, on any subject whatsoever, may also be adopted by way of a vote in writing, which shall be expressed in the following form or in any other form which shall be approved by the Board of Directors or which shall be set forth pursuant to the Law:

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                           Translated from the Hebrew


                    " TEVA PHARMACEUTICAL INDUSTRIES LIMITED
                      --------------------------------------

          I the undersigned, ___________ of _______________, in my capacity as a shareholder of Teva Pharmaceutical Industries Limited, do hereby vote in writing, with ________ ordinary shares which are registered in my name, at the General Meeting of shareholders in the Company which shall take place on the ___ day of the month of _______ in the year _____ and at any adjourned meeting, with regard to the proposed resolutions which are set forth below, as follows:
          ......................................................................
          ......................................................................
          Signed this day, the ___ day of the month of ______ in the year ____."

44. Should a vote by ballot have been duly demanded, the voting shall be held at such a time and in such a place as the Chair shall instruct, and it shall be permissible to hold the voting immediately, or after recess or an adjournment. The results of the vote by ballot shall be deemed as a resolution of the General Meeting with regard to which the vote by ballot was demanded.

45. The demand for a vote by ballot shall not impede the continuation of the Meeting for the purpose of deliberation of any matter which is on the agenda, with the exception of the matter with regard to which the vote by ballot was demanded.

46. A vote by ballot for the purpose of electing the Chair of the Meeting shall be neither demanded nor conducted. A vote by ballot with regard to the adjournment of the meeting, if demanded, shall be conducted immediately. A vote by ballot which has been demanded with regard to any other matter shall be held at such a time as the Chair of the Meeting shall instruct.

47. Should the votes in favor and against be tied, whether the voting is by a show of hands or by ballot, the Chair of the Meeting shall be entitled to an additional casting vote.

48. Any resolution of the Company which is adopted at a General Meeting shall be deemed a resolution duly adopted if it has been adopted by simple majority of the participating votes, as long as there is a legal quorum at said meeting, unless another majority is required pursuant to the Law or to these Articles.


Votes by the Shareholders
-------------------------

49. Subject to, and without derogating from, the existing rights or limitations with regard to any specific type of shares which constitute part of the Company's

                           Translated from the Hebrew


     capital, each shareholder - irrespective of whether the voting is by a show of hands or by ballot - shall be entitled to one vote with respect to each share held by him or her.

50. In the case of joint holders of a share, either of the registered shareholders who is present, in person or by proxy, at a General Meeting is entitled to vote at that Meeting as if he or she were the sole holder of the shares jointly registered as stated above. However, should two or more joint shareholders be present, themselves or by proxy, at any General Meeting, the vote of the partner whose name is listed first in the Register shall be the sole allowable vote, and that partner alone shall be entitled to vote, whether in person or by proxy, with respect to the share jointly registered as stated above.

51. The shareholders who are eligible to vote may do so in person or by proxy or by way of a vote in writing, and if the shareholder is a corporation - through an empowered person who shall have been duly appointed for the purpose (hereinafter: "Authorized Person"). The document of appointment of a proxy shall be drawn up in writing and signed by the appointing person or by that person's agent who shall have been duly appointed in writing for that purpose. If the shareholder is a corporation, the authorization of an Authorized Person shall be drawn up in writing and signed pursuant to the Memorandum and Articles of Association of the appointing corporation.

52.  One person may be appointed as proxy for several shareholders.

53. A proxy or an Authorized Person may also be a person who is not a shareholder in the Company.

54. A document of appointment of a proxy, a power of attorney, a vote in writing, a certificate of ownership or any other document pursuant to which a document of appointment, a vote in writing, or a certificate of ownership is signed, or a copy of any such document, shall be deposited at the Registered Office no less than four (4) days before the date and time set for the convocation of the Meeting at which the person whose name is set forth in the document of appointment shall seek to vote. Should this not be done, the document as set forth above shall not be valid unless otherwise decided by the Chair of the Meeting.

55. Should a proxy or an Authorized Person vote in accordance with the terms of his or her document of appointment, his or her vote shall be valid, even if, prior to the voting, the person who appointed the proxy or the Authorized Person dies or becomes insane, or the appointment is canceled, or the share by virtue of which the proxy or the Authorized Person voted is transferred to another person, unless notice in writing with regard to the demise, insanity, cancellation or transfer as set

                           Translated from the Hebrew


     forth above, , shall have been given, prior to the voting to the Secretary of the Company or to the Chair of the Meeting at which the voting took place.

56. A shareholder who is incompetent, or with regard to whom a court of law which is competent to do so has issued a guardianship order, shall be entitled to vote, whether by a show of hands or by ballot, through his or her guardian or through another person, fulfilling the role of such a guardian, who has been appointed for this purpose by a court of law as stated above, and any such guardian or other person as stated above shall be entitled to vote whether personally or by proxy.

57. The document of appointment of a proxy or an Authorized Person shall be drawn up in the following form or in any other form which shall be approved by the Board of Directors or the Secretary of the Company.


                     "TEVA PHARMACEUTICAL INDUSTRIES LIMITED
                     ---------------------------------------

          I the undersigned, ___________ of _______________, in my capacity as a shareholder of Teva Pharmaceutical Industries Limited, do hereby appoint ___________ of _______________ as my proxy, to vote in my name and in my stead, at the General Meeting of shareholders in the Company which shall take place on the ___ day of the month of _______ in the year _____ and at any adjourned meeting.

          Signed this day, the ___ day of the month of ______ in the year _____, _____________"


                            D. THE BOARD OF DIRECTORS
                               ----------------------

58. (a) The maximum number of Directors of the Company shall be 16 Directors who shall be elected pursuant to Article 60 below, plus the number of external Directors who shall be appointed pursuant to the Law. The Board of Directors is entitled, at any time and from time to time, to change the maximum number of Directors as stated above, subject to a majority of three-quarters of the persons voting, as long as the number of the Directors who are voting in favor of said resolution is no fewer than nine, by changing the number of Directors as set forth in Article 60 (b) below to any number that is not less than 15 and whose division by 3 is an integer. Should the Board of Directors have changed the number of Directors as set forth above, the number of members of each of the groups set forth in Articles 60 (c) and 60 (d) below shall be changed accordingly.

                           Translated from the Hebrew


     (b) The minimum number of Directors on the Board of Directors shall be three (3).

59. (a) A Director shall not be required to hold any shares whatsoever in the Company.

     (b)  A corporation is not qualified to serve as a Director of the Company.

     (c) The majority of the members of the Board of Directors shall be residents of Israel, unless the Company's center of management shall have been transferred to another country in accordance with the provisions of these Articles.


Appointment and Retirement from Office
--------------------------------------

60. (a) The Board of Directors shall be entitled, at any time and from time to time, to appoint the CEO as a member of the Board of Directors.

          Should the Board of Directors not determine the term of office of the CEO as a Board Member, such CEO shall serve as a member of the Board until the next annual meeting and may be re-elected.

     (b) The Annual Meeting shall be entitled to elect, in the manner and for the periods of time which are set forth below in this Article, 15 Directors, who shall be divided into three equal groups. The provisions of this Article set forth below shall not apply to the CEO, who serves as a member of the Board of Directors by virtue of the provisions of subsection (a) above, in the event that he so serves, nor to the external Directors who are appointed pursuant to the provisions of the Law.

     (c) At the Annual Meeting, which shall take place in 2002, at which the Directors shall be elected pursuant to the provisions of this Article, in its present wording, the Directors shall be elected and/or shall continue to serve, as relevant, for various periods of time, as follows:

          1. The members of the first group of 5 Directors shall be elected to serve in office on a continuous basis, until the third Annual Meeting which shall be held following the date of their election (hereinafter: "Three-Year Term").

                           Translated from the Hebrew


          2. The members of the second group of 5 Directors who have been elected at the Annual Meeting, which took place in 2001, and whose serve is due to conclude at the third Annual Meeting, following the date of their election.

          3. The members of the third group of 5 Directors shall be elected to serve in office on a continuous basis until the first Annual Meeting which shall be held following the date of their election.

     (d) At each Annual Meeting following the Annual Meeting that will take place in 2002, the General Meeting shall be entitled to elect up to 5 Directors, who shall be elected for a Three-Year Term to replace the Directors whose term in office has expired as of that Annual Meeting, and so on ad infinitum, so that the Directors who shall be elected as stated above shall serve for Three-Year Terms, and so that, each year, the term in office of one of the groups of Directors shall expire.

     (e) The nomination of candidates for election as Directors may be made by the Board of Directors, up to the date of the Annual Meeting; alternatively, it may be made by any shareholder, provided that the nomination proposed by that shareholder, in writing, shall arrive at the Registered Office, within ten days from the publication of advance notice of the Annual Meeting in accordance with Article 35 above. The above shall apply provided that any nomination by a shareholder as set forth above shall include all of the following particulars: (i) the name and address of the nominating shareholder and a detailed listing of the number of shares held by him or her; (ii) particulars with regard to the candidate(s) for appointment as Director(s), such as would have been required in a Notice of Position filed on behalf of the Board of Directors with regard to the nomination of candidate(s) to the Board of Directors; (iii) approval attesting to the consent of the candidate(s) to serve on the Board of Directors of the Company;
          (iv) a detailed listing of all of the relationships and understandings which exist between the nominating shareholder and the candidate(s) on his or her behalf; (v) a notice stating whether the nominator intends to send the remaining shareholders a Notice of Position with regard to the appointment of the candidate(s) on his or her behalf.

     (f) Should the number of members of any group of the groups listed in subsection (c) above become less than the maximum number of members (as this number shall have been changed by the Board of Directors pursuant to Article 58 (a) above - should it so have been changed), the Board of Directors shall be entitled, at any time and from time to time, to appoint, within the framework of the maximum number as stated, Directors who shall

                           Translated from the Hebrew


          serve until the expiry of the term of office of the members of the group in question.

61. The Directors who are serving in office shall be entitled to act even if a vacancy occurs on the Board of Directors. However, should the number of Directors, at the time in question, become less than the minimum set forth in these Articles, the remaining Directors or the remaining Director shall be entitled to act for the purpose of filling the vacancies which shall have occurred on the Board of Directors or of convening a General Meeting, but not for any other purpose.

62. Any Director who shall have retired from his or her office shall be qualified to be re-appointed - unless a limitation affecting his or her appointment as a Director shall exist pursuant to the provisions of the Law.

63. (a) The office of a Director shall fall vacant, prior to the expiry of his or her term in office, only if:

          (1)  If he or she has died;

          (2) If he or she has been declared bankrupt or has ceased to make payments or has come to a compromise arrangement with his or her creditors;

          (3) If he or she has been declared incompetent or has become mentally ill;

          (4) If he or she has resigned his or her office by way of notice in writing to the Company;

          (5) If he or she has been removed from office pursuant to Article 64 below;

          (6) If he or she has been convicted of an offense which, pursuant to the provisions of the Law, incurs the expiry of his or her term in office;

          (7) In accordance with a decision by a court of law, pursuant to the provisions of the Law.

     (b) The Board of Directors shall be entitled to appoint, as a replacement for a Director whose office has fallen vacant pursuant to subsections
          (1) to (4), (6) and (7) of subsection (a) above, another Director, who shall serve in office until the date on which the term in office of his or her predecessor would have expired, had said office not fallen vacant as stated.

     (c) Any person or persons who are competent to appoint and/or to elect a Director pursuant to the provisions of these Articles shall be entitled to determine that the said appointment/election shall enter into force at some future date.

                           Translated from the Hebrew


64. (a) Should any Director violate a duty of care or a duty of a fiduciary duty to the Company, the General Meeting shall be entitled to remove that Director from office prior to the expiry of his or her term in office (hereinafter: the "Removed Director"), provided that the Removed Director shall be given a reasonable opportunity to state his or her case before the General Meeting.

     (b) Should a Director have been removed from office as set forth in subsection (a) above, the General Meeting shall be entitled, in the same session, to elect another Director in his or her stead. Should it fail to do so, the Board of Directors shall be entitled to do so, pursuant to the provisions of Article 60 (f) above.

     (c) Any Director who shall have been appointed by way of a resolution as stated in subsection (b) above, shall serve in office for the period remaining of the term in office of the Removed Director and shall be qualified to be re-appointed.


Remuneration of Directors
-------------------------

65. (a) The remuneration of the Directors shall be set in an amount which shall be determined by the General Meeting from time to time, and this remuneration shall be distributed among the Directors pursuant to the instructions of the General Meeting, or, in the absence of said instructions, in equal shares. The Directors shall be entitled to be reimbursed, for board and lodging at a reasonable rate, and for other expenses which they shall expend for the purpose or in the course of performance of their duties as Directors, including travel expenses to and from sessions of the Board of Directors.

     (b) Should any of the Directors, pursuant to a resolution of the Board of Directors, perform special duties or services over and above his or her regular duties as a Director, the Board of Directors shall be entitled to pay said Director a remuneration, and said remuneration shall be paid to said Director in the form of a salary, a fee, or in any other manner which shall be agreed to by the Board of Directors.

     (c) A Director shall be entitled to perform another duty or to hold another office in the Company (except for the office of Accountant, Internal Auditor or attorney for the Company) on a salaried basis, in addition to his or her duties as a Director, pursuant to such terms, with regard to salary and other matters, as shall be determined by the Board of Directors.

                           Translated from the Hebrew


Powers and Duties of the Board of Directors
-------------------------------------------

66. The Board of Directors shall formulate Company policy and shall supervise the performance of the duties and operations of the CEO. Any power of the Company which has not been conferred upon another organ pursuant to the Law or to these Articles may be exercised by the Board of Directors. However, this power of the Board of Directors shall be subject to the provisions of these Articles and the provisions of the Law, provided that no provision which shall be enacted by the Company shall revoke the validity of any action which had previously been taken by the Board of Directors and which would have been legal, had it not been for that set forth in this Article.


Operations of the Board of Directors
------------------------------------

67. The Board of Directors shall meet for the purpose of conducting its business, and shall be entitled to adjourn its sessions from time to time and to establish the procedure of said sessions as it shall see fit.

68. Any question which shall arise in any of the sessions of the Board of Directors shall be settled by simple majority of all of the Directors who are voting at that session, unless otherwise set forth by another provision of these Articles. Should the votes be tied, the Chair of the Board of Directors shall be entitled to an additional casting vote.

69. The legal quorum which shall be required for a session of the Board of Directors shall be a majority of the members of the Board of Directors then serving in office, but shall not be fewer than three Directors, unless otherwise determined in these Articles.

70. At any session of the Board of Directors at which a legal quorum is present, the participants in that session shall be entitled to exercise all of the powers which are vested in the Board of Directors.

71. The Board of Directors shall be entitled to elect a Chair of the Board of Directors and to determine his or her term in office, provided that the CEO shall not serve as Chair of the Board of Directors other than pursuant to the provisions of the Law, provided that the CEO serves as a Director at the same time and throughout the period he serves as Chairman of the Board. Should the Board of Directors not determine the term in office of the Chair of the Board of Directors, said Chair shall serve until the next Annual Meeting and may be re-elected. Should no Chair of the Board of Directors be elected, or should the Chair not be present at any session

                           Translated from the Hebrew


     within 30 minutes after the time set for said session, the Board of Directors shall select one of its members who shall serve as Chair of the session.

72. The Chair of the Board of Directors shall be entitled to convene a session of the Board of Directors at any time and pursuant to the provisions of the Law, or according to a request by the CEO.

     Should the Chair of the Board of Directors fail to convene a session of the Board of Directors within 21 days of the date on which a demand was presented to him or her by any person entitled to present a demand as stated above (hereinafter: the "Demanding Party"), or within 21 days of the date on which he or she shall have been demanded to do so pursuant to the provisions of the Law, any one of the Demanding Parties shall be entitled to convene a session of the Board of Directors pursuant to the provisions of the Law.

73. Notice of sessions of the Board of Directors shall be sent by mail, or shall be delivered by hand or by fax or by telephone or by any other medium of communications to all of the Directors, at least three days in advance. Said notice shall include a reasonable level of detail with regard to the subjects on the agenda.

74. Failure to send notice to any Director with regard to a session of the Board of Directors, due to error, shall not adversely affect the validity of any resolution which shall have been adopted by the session in question.

75. The sessions of the Board of Directors shall be convened in Israel, unless the Company's center of management shall have been transferred to another country in accordance with the provisions of these Articles. Without derogating from that set forth in the opening passage of this Article, the Board of Directors shall be entitled: to hold sessions through the use of any means of communication; to convene for a session without advance notice, provided that this shall be done with the consent of all of the Directors; to adopt resolutions even without physically meeting, provided that this shall be done with the consent of all of the Directors who are eligible to participate in the deliberations and to vote on the matter addressed by the resolution; all pursuant to the provisions of the Law. Should a resolution be adopted without physically meeting as stated above, the Chair of the Board of Directors shall sign the minutes pertaining to the resolutions, and there shall be no need to append the signatures of the remaining Directors to said minutes.

                           Translated from the Hebrew


Committees of the Board of Directors
------------------------------------

76. (a) The Committees of the Board of Directors shall be composed of one or more Directors. The Chair of the Board of Directors shall be entitled, from time to time, to join any Committee of the Board of Directors, as a member of said Committee. The Board of Directors shall be entitled, from time to time, to transfer any of its powers to the Committees of the Board of Directors. Notwithstanding, the Board of Directors shall not be entitled to delegate any of its powers to the Committees as stated above, other than for the purpose of recommendation only, with regard to the following topics:

          (1)  Determining general Company policy;

          (2) Distribution, other than by way of purchase, of shares of the Company in accordance with the framework previously set forth by the Board of Directors;

          (3) Establishing the position of the Board of Directors in a matter which requires the approval of the General Meeting, or stating an opinion with regard to a special purchase offer;

          (4) The appointment of Directors, if the Board of Directors is entitled to appoint them;

          (5) The issue of shares or of securities which are convertible to shares or which may be realized as shares, or of a series of bonds, other than the issue of shares following the realization or conversion of Company securities;

          (6)  Approval of financial statements;

          (7) Approval by the Board of Directors for transactions and operations which require approval by the Board of Directors, pursuant to Sections 255, 268 to 270 and 272 to 275 of the Law.

          To preclude all doubt, the Board of Directors is entitled to transfer its power to authorize a transaction which is not irregular and which complies with that set forth in Section 270 (1) of the Law, to a Committee of the Board of Directors.

     (b) In spite of that which has been set forth in subsection (a), above, the Board of Directors shall be entitled to delegate any of its powers to the Committees of the Board of Directors, pursuant to the provisions of the Law.

                           Translated from the Hebrew


     (c) Any Committee which has been composed as stated above shall be obligated, when making use of the powers vested in it, to comply with all of the rules which shall be set forth by the Board of Directors. The members of a Committee shall continue to serve in office until their replacements shall have been duly appointed or elected pursuant to these Articles.

77. The Board of Directors shall be entitled to appoint, for each Committee of the Board of Directors, a permanent Chair from among the members of that Committee. Should the Chair not be present within 30 minutes of the time set for a Committee session, or should there be no Chair of the Committee, those present at the session shall be entitled to elect a member from among themselves who shall serve as Chair of the session.

78. The provisions of these Articles with regard to the sessions and procedures of the Board of Directors shall also apply, mutatis mutandis, to sessions of any Committee of the Board of Directors, with the exception of the provisions of the closing passage of Article 68 and the opening passage of
     Article 75, unless otherwise determined in the Law or in these Articles.


Audit Committee
---------------

79.

     (a) The Board of Directors shall appoint an Audit Committee, pursuant to the provisions of the Law.

     (b) The External Directors shall be members of the Audit Committee, pursuant to the provisions of the Law.


Signature and Minutes
---------------------

80. The Company shall appoint, from time to time, a person whose signature, or persons whose signatures, together with the stamp of the Company or the printed name of the Company, shall bind the Company. This shall apply, whether generally or to a specific matter or specific matters, as shall be determined by the Company..

81.  The minutes of the Company shall include the following details:

     (a) The appointment of any officers who shall have been appointed by the Board of Directors.

                           Translated from the Hebrew


     (b) The names of the Directors who are present at any session of the Board of Directors and at any session of a Committee of the Board of Directors.

     (c) The resolutions of the Board of Directors and the main points of the deliberations of the General Meetings and the sessions of the Board of Directors and of all of the Committees of the Board of Directors.

     The minutes of any such session, provided that they shall be seen to have been signed by the Chair of that session or by the Chair of the subsequent session of the same entity, shall be deemed to constitute prima facie evidence of the correctness of all of the matters set forth therein.

82. All of the operations which are performed in good faith by the Board of Directors or by a Committee of the Board of Directors, or by any person acting as a Director, shall be valid even if it shall subsequently be found that there was a deficiency in the appointment of such an entity or of such a Director, or if any or all thereof shall be deficient, just as if each of said entity or Director had been duly appointed and had been qualified to act , as required by the circumstances of the case at hand.


Director-Emeritus
-----------------

83. The Board of Directors shall be entitled, from time to time, to appoint a person who does not hold any position in the Company and who has served as a Director of the Company in the past, by way of an honorary appointment, as an advisor to the Board of Directors on such matters as shall be set forth for that purpose, from time to time, by the Board of Directors (hereinafter: "Director-Emeritus"). A Director-Emeritus shall not be an officer and shall not have any powers or duties vis-a-vis the Company, the Board of Directors, or the Company's shareholders, employees or creditors. Without derogating from the generality of that stated above, a Director-Emeritus shall not be obligated to give advice or to express an opinion in any matter whatsoever, even if he or she shall be asked to do so by the Board of Directors; a recommendation by a Director-Emeritus shall have no binding weight vis-a-vis the Board of Directors in any way; and a Director-Emeritus shall be exempt in advance from any liability which he or she might otherwise have incurred, with regard to damage as a result of the breach of the duty of care vis-a-vis the Company, the Board of Directors, or the Company's shareholders, employees or creditors.

                           Translated from the Hebrew


                                     E. CEO
                                        ---

84. (a) The Board of Directors shall appoint, from time to time, a person who shall serve as the CEO of the Company, for such a duration and pursuant to such terms, including terms with regard to remuneration and/ or benefits, as the Board of Directors shall see fit.

     (b) The Board of Directors is entitled to terminate the term in office of the CEO, at any time and for any reason whatsoever.

     (c) The CEO shall be a resident of Israel throughout the entire duration of his or her term in office, unless the Company's center of management shall have been transferred to another country in accordance with the provisions of these Articles.

     (d) The CEO shall be responsible for the day to day management of the affairs of the company, within the framework of the policy that has been set forth by the Board of Directors, subject to its guidelines, and all in accordance with the provisions of the law.

85. The Board of Directors shall be entitled, from time to time, as it shall see fit, to delegate to the CEO any of the powers which have been vested in the Board of Directors, with the exception of those which have been exclusively conferred upon the Board of Directors and may not be delegated pursuant to the provisions of the Law. Moreover, the Board of Directors shall be entitled, from time to time, to restrict the delegation of powers, both with regard to the duration thereof and with regard to the purposes for which they shall be used, and to limit them to specific areas and to make them contingent upon specific conditions, all as the Board of Directors shall see fit. At the time of delegation of powers, as stated above, to the CEO, the Board of Directors shall be entitled to determine that said delegation shall be parallel to, or shall supplant, the respective operation of the Board of Directors. The Board of Directors shall be entitled, from time to time, to rescind or to modify the delegation of any power which shall have been delegated pursuant to this Article.

                           Translated from the Hebrew


                  F. DIVIDEND, RESERVE FUND AND CAPITALIZATION
                    ------------------------------------------


Dividend
--------

86. The Company shall be entitled to distribute a dividend pursuant to the provisions of the Law, and no dividend shall bear interest; each dividend shall be determined and settled in consideration of the rights of the shareholders, if any, whose shares shall bear special rights with regard to dividends. Unless the rights are attached to any shares or unless otherwise stated in the terms of issue thereof, shares which have been paid up, in whole or in part, after the beginning of the financial year in respect of which the dividend is paid shall entitle the holders thereof to a dividend in a manner proportional to the amount which has been paid up, or credited as having been paid up, on the par value of said shares and to the date of payment thereof (pro rata temporis).

87. The Company shall be entitled, at a General Meeting, to declare an annual dividend which shall be paid to the shareholders. No annual dividend shall be declared which is larger than that which was proposed by the Board of Directors; however, the Company shall be entitled, at a General Meeting, to declare an annual dividend which is smaller than that which was proposed by the Board of Directors.

88. A General Meeting which declares a dividend shall be able to adopt a resolution stating that the dividend in question shall be paid, in whole or in part, by means of the distribution of the Company's assets, in bonds of the Company or in shares, or in any other manner.

89. The Board of Directors shall be entitled, from time to time, to declare the distribution of an interim dividend to the shareholders, as the Board of Directors shall deem justified, pursuant to the situation of the Company and the provisions of the Law, provided that the first Annual Meeting which shall take place after the date of adoption of the resolution by the Board of Directors as stated above shall approve the resolution retroactively. The Board of Directors shall be entitled to declare the distribution of an interim dividend in cash or in any other manner.

90. The right to a dividend with respect to nominative shares, which has been declared by the Company, shall be determined in accordance with that recorded in the Register as of the date of record (X-Date), according to the declaration.

91. Unless otherwise specified, it shall be permissible to pay any dividend by check or bank transfer or payment order, which shall be sent according to the registered address of the shareholder or the person entitled to the dividend (and in the case of joint registered holders, to the shareholder whose name is first mentioned in the

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                           Translated from the Hebrew


     Register with regard to the joint ownership), or in any other manner. Any such check shall be drawn up to the order of the person to whom it is sent. The receipt of the dividend by the person who is registered in the Register as the holder of any share - or, in the case of joint holders, by any of the joint shareholders - shall constitute full, final and absolute release with regard to all payments which shall have been made with respect to said share. The Company shall be entitled to invest all of the dividends which have not been claimed for a period of one year after having been declared, or to use them in any other manner, for the benefit of the Company, until said amounts are claimed.


Reserve Fund
------------

92. The Board of Directors shall be entitled, from time to time, to allocate amounts out of the profits of the Company which may be distributed in the form of dividends, and to transfer such amounts, as it shall see fit, to an account of a fund or funds as it shall see fit. All of the amounts which shall be so transferred and so credited to the account of such a fund shall serve, at the discretion of the CEO, after having consulted with the CFO, and subject to the approval of the Board of Directors, for special purposes or for the gradual settlement of any debt or obligation of the Company or for the repair or maintenance of any of the Company's assets or for the coverage of losses from the sale of assets or investments or the depreciation in value thereof (whether on a one-time basis or in a general manner), or, subject to the prior approval of the Company at a General Meeting, for the supplementing or payment of the dividend or for any other purpose which shall be appropriate for use of the Company's profits.

93. All of the amounts which shall have been transferred and credited to the account of any fund or funds may be used, so long as they have not been used for any other purpose pursuant to Article 92 above, for the purpose of investment, together with any other monies of the Company, in the ordinary course of business of the Company, and there shall be no need to distinguish between these investments and the investments of other monies of the Company.


Capitalization
--------------

94. (a) The Company shall be entitled, at any time and from time to time, to adopt a resolution stating that any part of the amounts which are credited at that time to any capital fund or held by the Company as profits which may be distributed, shall be capitalized and shall be released for distribution among the shareholders who would have been entitled to receive them, had they been distributed as a dividend, and in the same proportion, provided that said amounts shall not be paid in cash, but shall be used to fully pay up - whether

                           Translated from the Hebrew


          according to their par value or with the addition of any premium which shall be determined by the Company - shares which have not yet been issued or bonds of the Company, which shall be issued and distributed among said shareholders and in such a proportion, as shares or bonds which have been fully paid up.

     (b) (1) In any case in which the Company shall issue bonus shares by way of capitalization of profits or funds, at a time where there shall be in circulation any securities which have been issued by the Company and which confer upon the holders thereof the right to convert said securities to shares in the share capital of the Company or options to purchase shares in the share capital of the Company (the rights of conversion or the options as stated above shall be referred to hereinafter as "the Rights"), the Board of Directors shall be entitled (in cases where the Rights, or any part thereof, shall not be adjusted in any other manner in accordance with the terms of issue thereof) to transfer to a special fund (which shall be referred to by whatever designation shall be resolved by the Board of Directors, and which shall be referred to hereinafter as "the Special Fund") an amount which shall be equal to the nominal amount of the share capital which those persons entitled to all or part of the Rights would have received, as a result of the issue of the bonus shares, had they exploited their Rights prior to the date of record which sets forth the right to receive bonus shares, including the right to fractions of shares, and, in the case of a second or additional distribution of bonus shares - including eligibility which results from any prior distribution of bonus shares.

          (2) In any case in which the Company shall issue new shares and/or, in lieu of such issue, shall cause its subsidiary to transfer existing shares in the Company which are held by said subsidiary, as a result of the exploitation of said Rights by the persons entitled thereto, in cases where the Board of Directors implemented a transfer to the Special Fund with respect to those Rights pursuant to subsection (1) above, the Company shall issue to any such holder, in addition to the shares to which he or she is entitled as a result of the exploitation of his or her Rights, a number of fully paid-up shares whose total par value shall be equal to the amount which was transferred to the Special Fund in respect of his or her rights. This shall be done by means of capitalization of an appropriate amount from the Special Fund, and the Board of

                           Translated from the Hebrew


               Directors shall be entitled to decide, at its sole discretion, on the manner of handling the Rights to fractions of shares.

          (3) Following any transfer to the Special Fund, should the Rights expire, or should the period set forth for exploitation of the Rights with regard to which the transfer was implemented come to an end, before said Rights have been exploited, any amount which was transferred to the Special Fund with regard to the aforementioned unexploited Rights shall be released from the Special Fund, and the Company shall be entitled to handle any amount which shall be so released in any manner in which it would have been entitled to handle said amount, had it not been transferred to the Special Fund.

95. For the purpose of implementation of any resolution which shall be adopted on the basis of Articles 88 or 94 of these Articles, the Board of Directors shall be entitled, at its sole discretion, to settle, as it shall see fit, any difficulty (if any) which shall arise with regard to the distribution. To this end, the Board of Directors shall be entitled to issue partial certificates, to determine the value of the distribution of certain assets, and to determine that shareholders shall receive payment on the basis of the value which shall have been determined as stated above, or that fractions at a value of less than 0.1 New Israeli Shekel shall not be taken into account, in order to adjust the rights of the parties. In addition, the Board of Directors shall be entitled to place all monies and specific assets in trust, in the hands of trustees, on behalf of those persons who are entitled to receive the dividend or the monies which have been capitalized, all as the Board of Directors shall see fit.


                             G. AUDITING AND NOTICES
                                --------------------


Auditing and Internal Auditor
-----------------------------

96. The Annual Meeting shall be entitled to appoint the Accountant, who shall serve for a period which shall not extend beyond the third Annual Meeting after that at which he or she was appointed. At least once a year, the Accountant shall audit the Company's accounts and shall express his or her opinion as to the correctness of the Statement of Profit and Loss and the Balance Sheet.

97.

     (a) The Board of Directors of the Company shall appoint an Internal Auditor, pursuant to the provisions of the Law.

                           Translated from the Hebrew


     (b) The Board of Directors is entitled to terminate the term of office of the Internal Auditor, pursuant to the provisions of the Law.

     (c) The organizational superiors of the Internal Auditor shall be the CEO jointly with the Chair of the Board of Directors.


Notices
-------

98. The Company shall be entitled to publish notices to its shareholders in two daily newspapers and/or as stipulated pursuant to the Law. The Company shall be entitled to deliver notices to its shareholders by any of the alternative means set forth hereinafter: delivery by hand; dispatch by mail to the address appearing in the Register or the Additional Registers; dispatch by facsimile to the fax number appearing in the Register or the Additional Registers, or to any number which shall have been given to the Company for this purpose by any shareholder; dispatch by e-mail to the e-mail address registered for that purpose in the Register or the Additional Registers; or in any other manner as shall be determined by the Company.

99. Any and all notices which are to be delivered to a shareholder shall be given, with regard to jointly held shares, to the person whose name is first mentioned in the Register, and any notice thus given shall be deemed sufficient notice to the holders of the share.

100. The Company shall be entitled to give notice to persons who are entitled to any share as a result of the demise or bankruptcy of the shareholder, by sending said notice by any of the alternative ways set forth in Article 98 above according to the address, fax number or e-mail address (if any) given for that purpose by said persons, or by delivering the notice in the same way in which it would have been delivered (until such details shall have been given), had it not been for the demise or bankruptcy as stated above.

101. Any notice or other document which has been sent by mail or in any other manner which is permitted pursuant to these Articles shall be deemed to have been delivered to its destination at the time of its receipt by the addressee, or four business days after the date on which it was sent as stated above (whichever is earlier). A declaration in writing, signed by the person delivering the notice or the document, to the effect that a letter containing said notice or said document was addressed to the correct address and duly delivered to a post office, shall constitute absolute evidence to that effect.

                           Translated from the Hebrew


                 H. EXEMPTION, INSURANCE AND INDEMNIFICATION OF
                    -------------------------------------------
                                    OFFICERS
                                    --------

102. Subject to the provisions of the Law, the Company shall be entitled to engage in a contract for insurance of the liability of any officer of the Company, in whole or in part, as a result of any of the following:

     (a) Breach of a duty of care vis-a-vis the Company or vis-a-vis another person;

     (b) Breach of a fiduciary duty vis-a-vis the Company, provided that the officer acted in good faith and had reasonable grounds to believe that the action in question would not adversely affect the Company;

     (c) Financial liability which shall be imposed upon said officer in favor of another person as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

103. Subject to the provisions of the Law, the Company shall be entitled to indemnify any officer of the Company, as a result of any of the following:

     (a) Financial liability which shall be imposed upon said officer in favor of another person by virtue of a decision by a court of law, including a decision by way of compromise or a decision in arbitration which has been confirmed by a court of law, as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

     (b) Reasonable expenses with regard to litigation, including legal fees, which said officer shall have expended or shall have been obligated to expend by a court of law, in any proceedings which shall have been filed against said officer by or on behalf of the Company or by another person, or with regard to any criminal charge of which said officer was acquitted, or with regard to any criminal charge of which said officer was convicted which does not require proof of criminal intent, all as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

     All of the above shall apply, provided that the obligation to indemnification shall be limited to the types of events which, in the opinion of the Board of Directors, could have been foreseen at the time that the obligation to indemnification was given, and to the amount determined by the Board of Directors as reasonable under the circumstances of the case.

                           Translated from the Hebrew


104. Subject to the provisions of the Law, the Company shall be entitled to indemnify any officer of the Company retroactively, for any liability or expenditure as set forth in Article 103 above, which was imposed upon said officer as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

105. Subject to the provisions of the Law, the Company shall be entitled, in advance, to exempt any officer of the Company from liability, in whole or in part, with regard to damage incurred as a result of the breach of duty of care vis-a-vis the Company.


                                I. MISCELLANEOUS
                                   -------------


Amendment of the Articles of Association
----------------------------------------

106. (a) The Company shall be entitled to modify any of the provisions of this Article and any of the provisions of Articles 3, 33 (closing passage), 58, 59, 60, 68, 75 (opening passage) and 84 above, by way of a resolution to be adopted at a General Meeting by a majority of eighty-five percent of the votes at that session, unless a lower percentage shall have been established by the Board of Directors, by a majority of three-quarters of those persons voting, at a session of the Board of Directors which shall have taken place prior to that General Meeting.

     (b) The Company shall be entitled to modify the remaining provisions of these Articles (which are not included in the list set forth in subsection (a) above) by way of a resolution to be adopted at a General Meeting by a majority of three-quarters of the votes at that session, unless a lower percentage shall have been established by the Board of Directors, by a majority of three-fourths of the persons voting, at a session of the Board of Directors which shall have taken place prior to that General Meeting.


Special Purchase Offer
----------------------

107. Notwithstanding that which has been set forth within the framework of the regulations that have been promulgated by virtue of the Law, a special offer to purchase company shares shall be governed by the provisions of Sections 328 to 334 of the Law.